EXHIBIT 10.32

Letter of Tender for Exchange for

Cryoport, Inc.

20382 Barents Sea Circle

Lake Forest, California 92630

Ladies and Gentlemen:

As holder of the note or notes described below (the “Note(s)”), I am tendering such note or notes in exchange for shares and warrants for shares of Cryoport, Inc. (the “Company”) as described in the Company’s Exchange Offer Letter Dated September 11, 2013 (the “Offer Letter”). Terms used herein have the meaning set forth in the Offer Letter

Note(s) Tendered
$	Note Dated 9/16/ 2013

$	Accrued Interest through 9/23/ 2013*

$	Total

*Interest accrued through 9/23/2013, the anticipated closing date of exchange

1. Representations and Warranties. By signing below, the undersigned acknowledges and represents to the Company that:

I am the sole owner of the Note(s) free and clear of any and all liens, charges, pledges, and encumbrances and I have not transferred or assigned the Note(s).

I have received, and are familiar with the terms of the offered exchange contained in the Offer Letter, and the publicly available filings by the Company with the Securities Exchange Commission (collectively the “Disclosure Documents”) and have relied only on the information contained therein;

I am in a financial position to hold the Securities for an indefinite period of time and are able to bear the economic risk and withstand a complete loss of its investment in the Securities;

I believe, either alone or with the assistance of such professional advisor I may have engaged to advise me, that I have such knowledge and experience in financial and business matters that I am capable of reading and interpreting the Disclosure Documents and evaluating the merits and risks of investing in the Securities;

20382 Barents Sea Circle Lake Forest California 92630 -- cryoport.com -- info@cryoport.com -- 949.470.2300

I have obtained, to the extent I deem necessary, professional advice with respect to the risks inherent in the investment in the Securities, and the suitability of the investment in the Securities in light of my financial condition and investment needs;

I understand that there is no assurance that any registration statement will be filed by the Company to permit me to resell the common stock of the Company that will be issued at the closing or that may be issued upon exercise of the Warrant or that, if a registration statement is filed, that it will become and remain effective or that there will be a market for such common stock when the undersigned may undertake efforts to resell such common stock;

I realize that (1) the purchase of the Securities should be considered a long-term investment, (2) I must bear the economic risk of investment for an indefinite period of time because the Securities will not have been registered under the Securities Act of 1933 and, therefore, cannot be sold unless they are subsequently registered under said Act or an exemption from such registration is available and (3) the transferability of the Securities and such shares is restricted absent an effective registration statement or qualification for an exemption from registration;

I have been advised that the offering and issuance of Securities has not been registered under the Securities Act of 1933 or the relevant state securities laws but are being offered and issued pursuant to exemptions from such laws and that the Company’s reliance upon such exemptions is predicated in part on the undersigned’s representations as contained herein;

I am acquiring the Securities for my own account and for investment and the Securities are being purchased by me in my name solely for my own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization;

I understand that the representations contained below are made for the purpose of qualifying me as an “accredited investor” as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act of 1933 and that the statement or statements initialled below are true and correct in all respects;

I understand that certificates evidencing the Securities may bear the following or any similar legend (in addition to any other legends that may be required):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

I did not acquire the Notes as a result of any general solicitation or general advertising; and

Since the date on which I first learned about the opportunity to acquire the Note(s), I have not engaged in any short sales involving the Company’s securities. I will not engage in any purchases or sales involving the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. I will not use any of the Securities acquired pursuant to this exchange to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws. For purposes hereof, “short sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the 1934 Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

Accredited Investor Status.

Accredited individual investors must initial either or both of the following two statements:

_____ (1)	I certify that I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse) of more than $200,000 in each of the most recent two years or joint income with my spouse of more than $300,000 in each of such years and I reasonably expect to have an individual income in excess of such amounts for the current year.

_____ (2)	I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a combined individual net worth, in excess of one million dollars. For purposes of this questionnaire, “net worth” excludes the equity in my or our primary residence.

Accredited partnerships, corporations or other entities must initial one or more of the following statements:

______ (1)	The undersigned hereby certifies that all of the beneficial equity owners of the undersigned qualify as accredited individual investors under items (a)1 or (a)2 above. (Subscribers attempting to qualify under this item may be required to provide additional information beyond the equity owner of the Subscriber.

______ (2)	The undersigned is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Act acting either in its individual or fiduciary capacity.

______ (3)	The undersigned is an insurance company as defined in Section 2(13) of the Act.

______ (4)	The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

______ (5)	This instrument has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by an authorized officer or representative of the undersigned, and is a legal, valid and binding obligation of the undersigned enforceable in accordance with its terms.

I HEREBY REQUEST THE COMPANY TO EXCHANGE THE NOTE(S) ON THE TERMS AND CONDITIONS DESCRIBED IN THE OFFER LETTER.

(Investor’s name as it appears on the Note)

(Signature and title, if applicable)